     As filed with the Securities and Exchange Commission on April 6, 2000
                              Registration No. 333-33540
                                               333-33540-1
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                AMENDMENT NO. 2
                                      TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              INSIGHT MIDWEST, L.P.
                              INSIGHT CAPITAL, INC.
           (Exact name of registrants as specified in their charters)

   Delaware                         4841                       13-4079232
   Delaware                         4841                       13-4079679
(State or other         (Primary Standard Industrial        (I.R.S. Employer
jurisdiction of         Classification Code Numbers)     Identification Numbers)
incorporation or
organization)

                              126 East 56th Street
                            New York, New York 10022
                                 (212) 371-2266
          (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                               Michael S. Willner
                      President and Chief Executive Officer
                      Insight Communications Company, Inc.
                              126 East 56th Street
                            New York, New York 10022
                                 (212) 371-2266
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                            Robert L. Winikoff, Esq.
                 Cooperman Levitt Winikoff Lester & Newman, P.C.
                                800 Third Avenue
                            New York, New York 10022
                                 (212) 688-7000

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

      If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|________

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|________

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Insight Midwest, L.P.

      Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act") provides that a limited partnership may indemnify and hold harmless any partners or other persons from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the partnership agreement. Accordingly, Section 12.1 of the Limited Partnership Agreement of Insight Midwest, L.P., dated as of October 1, 1999, provides that each partner of the Partnership and their respective members, partners, officers, directors, shareholders, employees and agents, the employees, officers and agents of the Partnership, and the members of the Advisory Committee (collectively, the "Indemnified Persons") will be indemnified, defended and held harmless by the Partnership from any liability, loss or damage incurred by the Indemnified Person by reason of any act performed or omitted to be performed by the Indemnified Person in connection with the business of the Partnership and its subsidiaries, including costs and attorney's fees and any amounts expended in the settlement of any claims of liability, loss or damage; provided that if the liability, loss, damage or claim arises out of any action or inaction of an Indemnified Person, indemnification under Section 12.1 shall not be available if the action or inaction is finally adjudicated to have constituted fraud, gross negligence, breach of fiduciary duty (which shall not be construed to encompass mistakes in judgement or any breach of any Indemnified Person's duty of care that did not constitute gross negligence), or willful misconduct by the Indemnified Person; and provided further that indemnification under Section 12.1 shall be recoverable only from the assets of the Partnership and not from any assets of the partners of the Partnership. Article 12 further provides that the Partnership may pay for insurance covering liability of the Indemnified Person for negligence in operations of the Partnership's affairs.

Insight Capital, Inc.

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrants. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Insight Capital's by-laws provide for indemnification by Insight Capital of any director or officer (as such term is defined in the by-laws) of Insight Capital who is or was a director of any of its subsidiaries, or, at the request of Insight Capital, is or was serving as a director or officer of, or in any other capacity for, any other enterprise, to the fullest extent permitted by law. The by-laws also provide that Insight Capital shall advance expenses to a director or officer and, if reimbursement of such expenses is demanded in advance of the final disposition of the matter with respect to which such demand is being made, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by Insight Capital. To the extent authorized from time to time by the board of directors of Insight Capital, Insight Capital may provide to any one or more employees of Insight

Capital, one or more officers, employees and other agents of any subsidiary or one or more directors, officers, employees and other agents of any other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys' fees, that are similar to the rights conferred in the by-laws of Insight Capital on directors and officers of Insight Capital or any subsidiary or other enterprise. The by-laws do not limit the power of Insight Capital or its board of directors to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons otherwise than pursuant to the by-laws.

      Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit. Insight Capital's certificate of incorporation provides for such limitation of liability.

Item 21. Exhibits and Financial Statement Schedules.

      (a) Exhibits

      The following exhibits are filed as part of this Registration Statement:

Exhibit Number                          Exhibit Description
--------------                          -------------------
2.1    Asset Contribution Agreement by and among Insight Communications of
       Indiana, LLC ("Insight Indiana"), Insight Communications Company, L.P.
       ("Insight LP"), UACC Midwest, Inc., TCI of Kokomo, Inc., TCI of Indiana,
       Inc., Heritage Cablevision Associates, A Limited Partnership and TCI of
       Indiana Holdings, LLC dated as of May 14, 1998 (filed as Exhibit 2.1 to
       Insight Communications Company, Inc.'s Registration Statement on Form S-1
       (Registration No. 333-78293) and incorporated herein by reference)
2.2    Asset Exchange Agreement by and among Insight LP, TCI of Indiana, Inc.
       and UACC Midwest, Inc., dated May 14, 1998 (filed as Exhibit 2.5 to
       Insight Communications Company, Inc.'s Registration Statement on Form S-1
       (Registration No. 333-78293) and incorporated herein by reference)
2.3    Purchase Agreement, dated as of April 18, 1999, among InterMedia Capital
       Management VI, LLC, InterMedia Management Inc., Robert J. Lewis, TCI ICM
       VI, Inc., InterMedia Capital Management VI, L.P., Blackstone KC Capital
       Partners, L.P., Blackstone KC Offshore Capital Partners, L.P., Blackstone
       Family Investment Partnership III L.P., Leo J. Hindery, Jr., TCI IP-VI,
       LLC and Insight L.P. (filed as Exhibit 2.8 to Insight Communications
       Company, Inc.'s Registration Statement on Form S-1 (Registration No.
       333-78293) and incorporated herein by reference)
2.4    Contribution and Formation Agreement, dated April 18, 1999, between TCI of Indiana Holdings, LLC and Insight LP (filed as Exhibit 2.9 to Insight
       Communications Company,


        Inc.'s Registration Statement on Form S-1 (Registration No. 333-78293) and incorporated herein by reference)
3.1     Certificate of Limited Partnership of Insight Midwest*
3.2     Limited Partnership Agreement of Insight Midwest*
3.3     Certificate of Incorporation of Insight Capital*
3.4     By-laws of Insight Capital*
4.1     Indenture, dated as of October 1, 1999, among Insight Midwest, Insight
        Capital and Harris Trust Company of New York, as Trustee (filed as
        Exhibit 10.21 to Insight Communications Company, Inc.'s Annual Report on
        Form 10-K for the year ended December 31, 1999 (File No. 0-26677) and incorporated herein by reference)
4.2     Registration Rights Agreement, dated as of October 1, 1999, among
        Insight Midwest, Insight Capital, Donaldson, Lufkin & Jenrette
        Securities Corporation, Morgan Stanley & Co., Incorporated, BNY Capital
        Markets, Inc. and Wasserstein Perella Securities, Inc.*
5.1     Opinion of Cooperman Levitt Winikoff Lester & Newman, P.C.*
8.1 Opinion of Cooperman Levitt Winikoff Lester & Newman, P.C. regarding federal income tax matters*
10.1    Credit Agreement, dated as of October 30, 1998 (the "Indiana Credit
        Facility"), among Insight Indiana, the several lenders and The Bank of New York (filed as Exhibit 10.3 to Insight Communications Company,
        Inc.'s Registration Statement on Form S-1 (Registration No. 333-78293) and incorporated herein by reference)
10.2    Amendment to the Indiana Credit Facility dated September 24, 1999*
10.3 Amended and Restated Revolving Credit and Term Loan Agreement, dated as of October 1, 1999, among Insight Kentucky Partners I, L.P., several lenders and Toronto Dominion (Texas), Inc. (filed as Exhibit 10.9 to
        Insight Communications Company, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 0-26677) and incorporated herein by reference)
10.4    Amended and Restated Operating Agreement of Insight Indiana dated as of
        October 1, 1999*
10.5 Amended and Restated Management Agreement by and between Insight Indiana and Insight LP, dated as of October 1, 1999*
10.6    Amended and Restated Partnership Agreement of Insight Communications of
        Kentucky, L.P. dated as of October 1, 1999*
10.7    Management Agreement of Insight Kentucky by and between Insight LP and
        Insight Kentucky Partners II, L.P., dated as of October 1, 1999*
21.1    Subsidiaries of Insight Midwest*
23.1(a) Consent of Ernst & Young LLP*
23.1(b) Consent of Ernst & Young LLP*
23.1(c) Consent of Ernst & Young LLP*
23.2(a) Consent of KPMG LLP*
23.2(b) Consent of KPMG LLP*
23.3    Consent of PricewaterhouseCoopers LLP*
23.4    Consent of Cooperman Levitt Winikoff Lester & Newman, P.C. (included in
        Exhibits 5.1 and 8.1)
25.1    Statement of Eligibility Of Trustee
27.1    Financial Data Schedules for Insight Midwest*
27.2    Financial Data Schedules for Insight Capital*
99.1    Form of Letter of Transmittal with respect to the exchange offer*
99.2    Form of Instruction Letter to Registered Holders*
99.3    Form of Notice of Guaranteed Delivery*

--------------

*     Previously filed.

      (b) Financial Statement Schedules

None.

Item 22. Undertakings.

      Insight Midwest, L.P. and Insight Capital, Inc. (the "Registrants") hereby undertake:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

      The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

      The undersigned Registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrants undertake that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

      The Registrants undertake that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned Registrants hereby undertake that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 6, 2000.

                                     INSIGHT MIDWEST, L.P.
                                     By: Insight Communications Company, L.P.,
                                         its general partner
                                     By: Insight Communications Company, Inc.,
                                         its general partner


                                     By: /s/ Michael S. Willner
                                         _______________________________________
                                         Michael S. Willner,
                                         President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



       Signature                           Title                      Date
       ---------                           -----                      ----

           *                   Chairman of the Board and Member    April 6, 2000
--------------------------     of the Advisory Committee
Sidney R. Knafel


/s/ Michael S. Willner         President, Chief Executive          April 6, 2000
--------------------------     Officer and Member of the
Michael S. Willner             Advisory Committee
                               (Principal executive officer)



* By: /s/ Michael S. Willner
      -----------------------------------------

      Michael S. Willner, attorney-in-fact

          *                    Executive Vice President,           April 6, 2000
--------------------------     Chief Operating and Financial
Kim D. Kelly                   Officer and Member of the
                               Advisory Committee
                               (principal financial officer
                               and principal accounting officer)


                               Member of the Advisory Committee
--------------------------
William R. Fitzgerald


                               Member of the Advisory Committee
--------------------------
Derek Chang



* By: /s/ Michael S. Willner
      ------------------------------------

      Michael S. Willner, attorney-in-fact

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 6, 2000.

                                   INSIGHT CAPITAL, INC.

                                   By: /s/ Michael S. Willner
                                       __________________________________
                                       Michael S. Willner,
                                       President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                       Title                         Date
         ---------                       -----                         ----

           *                   Chairman of the Board              April 6, 2000
--------------------------
Sidney R. Knafel


/s/ Michael S. Willner         President, Chief Executive         April 6, 2000
--------------------------     Officer and Director
Michael S. Willner             (principal executive officer)


           *                   Executive Vice President,          April 6, 2000
---------------------------    Chief Operating and Financial
Kim D. Kelly                   Officer and Director
                               (principal financial officer
                               and principal accounting officer)



*By: /s/ Michael S. Willner
     ----------------------

     Michael S. Willner,
     attorney-in-fact